SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
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                             Cone Mills Corporation
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

CONE  MILLS CORPORATION
804 GREEN VALEY ROAD, SUITE 300
P. O. BOX 26540
GREENSBORO  NC  27415-6540

                                                      John L. Bakane
                                                      Chairman, President & CEO


September 18, 2003


Dear Fellow Cone Mills Shareholder:

         Your vote continues to be very important at the upcoming 2003 Annual Meeting. Please sign, date and return your WHITE proxy card today, and DISCARD any GREEN proxy card sent to you by Mr. Kozberg and the Cone Mills Shareholders' Committee.

         As you may have heard, we announced on Tuesday that Cone Mills had received an offer from WL Ross & Co. to purchase substantially all of the Company's assets. Management and the Board have painstakingly and carefully considered all possible alternatives, and we believe that this transaction, which provides financial sponsorship for a restructuring of the Company under Chapter 11 of the U.S. Bankruptcy Code, is the best available option to ensure the Company's continued viability in the face of the extraordinary, continuing challenges facing our Company and the entire U.S. textile industry.

         The proposed transaction would be subject to Board and Bankruptcy Court approval and to higher and better offers. While I cannot predict the outcome, given the current economic realities and our substantial debt burden, I do believe that, as things stand now, this is the best option to ensure that our 112-year-old company -- that you helped build -- will remain a going concern and an employer of thousands.

Concerted Board Leadership and Continuity is Needed Now

         At a time when the Company must take this necessary step or face the prospect of shutting down, I believe it is more important than ever that we continue to have on our Board of Directors the three independent Directors nominated by the Company who are all highly qualified, have invaluable experience in the textile industry, and exemplify the principles of good corporate governance through their dedication to the best interests of Cone Mills and its constituents.

         Losing their services, and the stability and continuity of governance they provide, could prove seriously disruptive to the Company and its ability to remain a going concern. There is an enormous amount at stake here: thousands of jobs in the States of North and South Carolina, not to mention the customers and suppliers nationwide who rely on us.

         As part of our efforts to ensure the continuity of management during these critical times, the Company has entered into employment agreements with 24 key managers. These agreements simply seek to retain these managers at their current salaries and benefits. Significantly, these agreements do not include any special bonuses. Attached, as a supplement to the proxy statement, is a summary of these agreements.

Mr. Kozberg May Derail the Company's Best Option

         Unfortunately, at this critical juncture in the Company's history, Mr. Kozberg continues to act in what I believe is an irresponsible manner, announcing his intention to derail the best alternative keeping Cone Mills from becoming the next Pillowtex - another major textile producer currently in liquidation. As a Board member, Mr. Kozberg should be fully aware of the gravity of the situation, yet his failure to grasp the severity of the issues facing Cone Mills may be due to the fact that he has failed to participate in critical Board meetings. In addition, he has failed to respond to the Board's repeated offers to provide him with detailed information that the Company believes supports the necessity of the actions Cone Mills proposes to take.

         I believe Mr. Kozberg's actions and stated intentions could derail this fragile process and, if that were to happen, could force the Company into liquidation, leaving thousands without jobs in a region that is already plagued with massive unemployment in the textile industry.

         To sum up, with the help and participation of the experienced Directors who are the Company's nominees, the Board has been working hard to address the difficult challenges facing Cone Mills. I do not believe Mr. Kozberg and his slate have put forward any workable alternatives that credibly address these challenges. In sharp contrast to Mr. Kozberg's proposed slate, the Company's nominees are highly qualified and have valuable experience in our Company and industry.

         I urge you to VOTE FOR all three of the Company's nominees for the Board of Directors: JEANETTE CONE KIMMEL, DAVID T. KOLLAT and JOHN W. ROSENBLUM. It is very important that your shares be represented at the Annual Meeting even if you cannot attend the meeting and vote your shares in person.

         I urge you to sign, date and return your WHITE proxy card today!


Sincerely,

/s/John Bakane
John Bakane
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

1. I urge you to DISCARD any GREEN proxy card sent to you by Mr. Kozberg and the Cone Mills Shareholders' Committee. A "WITHHOLD AUTHORITY" vote on the GREEN proxy card is NOT a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a WHITE proxy card.

2. If you previously voted on a GREEN proxy card BUT NOW WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.

3. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting.

4. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the WHITE proxy card.


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  If you have questions or need assistance in voting your shares, please call:

                           Georgeson (gs) Shareholder

                           17 State Street, 10th Floor
                               New York, NY 10004
                                 (800) 545-1786

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800

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


     This release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "would," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.